UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

FLUENCE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2107 Wilson Boulevard, Suite 900
Arlington, Virginia 22201

(Address of principal executive offices) (Zip Code)

(833) 358-3623

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 14, 2026, the Board of Directors (the “Board”) of Fluence Energy, Inc. (the “Company”, "we" or "our") appointed Mr. Bernerd Da Santos as Executive Vice President and Chief Operating Officer of the Company, and as the Company’s principal operating officer, to be effective as of 12:00 a.m. Eastern Time on September 15, 2026 (the “Effective Time”). Mr. Da Santos, a former member of the Board, submitted his resignation from the Board, effective as of 11:59 p.m. Eastern Time on September 14, 2026.

Prior to Mr. Da Santos’ appointment as Executive Vice President and Chief Operating Officer of the Company, Mr. Da Santos, age 62, most recently served as Chairman of the AES Clean Energy Board and Senior Strategic Advisor to the President of The AES Corporation (“AES”) from April 2026 to September 14, 2026. Prior to his most recent role at AES, Mr. Da Santos served in the following roles at AES: Executive Vice President and President of AES’ Renewables Strategic Business Unit from June 2023 to April 2026, Executive Vice President and Chief Operating Officer from December 2017 to July 2023, Chief Operating Officer and Senior Vice President from 2014 to 2017, Chief Financial Officer, Global Finance Operations from 2012 to 2014, Chief Financial Officer of Global Utilities from 2011 to 2012, Chief Financial Officer of Latin America and Africa from 2009 to 2011, Chief Financial Officer of Latin America from 2007 to 2009, Managing Director of Finance for Latin America from 2005 to 2007, and VP and Controller of La Electricidad de Caracas (“EDC”) (Venezuela). Prior to joining AES in 2000, Mr. Da Santos held a number of financial leadership positions at EDC. Prior to his departure from AES, Mr. Da Santos also served as a member of the boards of IPALCO Enterprises, Inc., AES Andes S.A., and AES Brasil Energia S.A. Mr. Da Santos holds a bachelor’s degree with Cum Laude distinction in Business Administration and Public Administration from Universidad José Maria Vargas, a bachelor’s degree with Cum Laude distinction in Business Management and Finance from Universidad José Maria Vargas, and an MBA with Cum Laude distinction from Universidad José Maria Vargas. There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Mr. Da Santos and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer of the Company. There is no arrangement or understanding between Mr. Da Santos and any other person pursuant to which he was selected as the Company’s Executive Vice President and Chief Operating Officer.

As previously disclosed in the Company’s filings with the Securities and Exchange Commission (the "SEC"), Mr. Da Santos has served as one of AES Grid Stability, LLC’s (“AES Grid Stability”) designees on the Company’s Board pursuant to AES Grid Stability’s director nomination rights under the Company’s Stockholders Agreement, dated as of October 27, 2021, by and among the Company, Fluence Energy, LLC, Siemens Industry, Inc., AES Grid Stability, and Qatar Holding LLC (as amended and modified from time to time, the “Stockholders Agreement”). AES Grid Stability is a principal stockholder of the Company and is party to a number of agreements entered into by and among the Company and its other principal shareholders and their respective affiliates which provide a framework for the Company’s relationship with these shareholders, including the Stockholders Agreement. In the ordinary course of our business, AES and its affiliates have purchased, and we expect that AES and its affiliates will continue to purchase, our products and services for energy storage projects in multiple countries. When performing our obligations pursuant to such contracts detailed above, we may, from time to time, enter into related change orders, settlements with AES or its applicable affiliates, and other related arrangements to such underlying contracts. The Company also provides consulting services to AES whereby the Company will advise and, in some cases, provide support to AES on procurement, logistics, design, safety, and commissioning of projects. For additional information regarding the Company’s transactions and arrangements with AES and its affiliates, see the section titled “Certain Relationships and Related Person Transactions” in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on January 26, 2026.

In connection with Mr. Da Santos’ appointment as Executive Vice President and Chief Operating Officer, he entered into an offer letter (the “Offer Letter”) with the Company setting forth the terms of his employment. Pursuant to the terms of the Offer Letter, Mr. Da Santos' initial annual base salary will be $650,000 and his target annual cash bonus opportunity will be 100% of his base salary, effective October 1, 2026 for fiscal year 2027. In addition, the Company is providing a sign-on cash bonus of $700,000 to Mr. Da Santos, which will be provided with his October 2026 paycheck, subject to Mr. Da Santos' continued employment with the Company through the payment date. Mr. Da Santos will be eligible for the Company’s annual long term incentive program, including an annual long term incentive award for fiscal year 2027 (expected to be granted on or about December 2026) with a minimum grant value of $1,500,000. The Company also will provide Mr. Da Santos a one-time grant of restricted stock units valued at $700,000, which will vest in full on the first anniversary of the grant date (such grant is expected to occur with the annual long term incentive award for fiscal year 2027 on or about December 2026). Upon the Effective Time, Mr. Da Santos will become a participant in the Company’s Executive Severance Plan (the “Severance Plan”), previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2022. Mr. Da Santos will be eligible to participate in the Company’s broad-based health and welfare benefit plans and following receipt of his first paycheck, will be eligible to participate in the Company’s broad-based retirement plan. Mr. Da Santos will be subject to the Company’s Executive Stock Ownership Policy and expected to attain an ownership level of three times his annual salary in the Company’s Class A common stock, $0.00001 par value per share (“Class A common stock”).

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with his appointment to serve as a director of the Company, Mr. Da Santos previously entered into the Company’s standard indemnification agreement for directors and officers (the “Fluence Form D&O Indemnification Agreement”) in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the SEC on October 19, 2021.

New Director Appointment

On September 14, 2026, Mr. Da Santos notified the Board of his resignation from the Board, effective at 11:59 p.m. Eastern Time on September 14, 2026. His resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

AES Grid Stability, acting pursuant to its rights under the Stockholders Agreement, requested that Mr. Da Santos be succeeded by Stephen Coughlin. On September 14, 2026, the Board appointed Mr. Coughlin, Executive Vice President and Chief Financial Officer at AES, to serve as a director on the Company’s Board to fill the AES Grid Stability designee vacancy, effective at 12:00 a.m. Eastern Time on September 15, 2026. Mr. Coughlin was designated as a nominee to the Board by AES Grid Stability pursuant to its right under the Stockholders Agreement to designate for nomination up to three directors to the Board so long as the AES Related Parties (as defined in the Stockholders Agreement) beneficially own in the aggregate 20% or more of all issued and outstanding shares of the Company’s Class A common stock (including the Underlying Class A Shares (as defined in the Stockholders Agreement)). Mr. Coughlin will serve for a term expiring at the Company’s annual meeting of stockholders to be held in 2027 and until his respective successor is duly elected and qualified or his earlier death, disqualification, resignation, or removal, subject to the terms of the Stockholders Agreement.

In connection with his appointment to the Board, Mr. Coughlin has entered into the Fluence Form D&O Indemnification Agreement.

Termination of Named Executive Officer

On September 11, 2026, the Company terminated the employment of Peter Williams, the Company’s Senior Vice President and Chief Product Officer, effective immediately.

Item 7.01. Regulation FD Disclosure.

On September 16, 2026, the Company issued a press release revising its full fiscal year 2026 guidance. In addition, on September 16, 2026, the Company issued a second press release announcing the appointment of the Company’s new Executive Vice President and Chief Operating Officer. The press releases are attached as Exhibit 99.1 and 99.2 and are incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated September 14, 2026, between Fluence Energy, Inc. and Bernerd Da Santos
99.1	Press Release of Fluence Energy, Inc., dated September 16, 2026, revising fiscal year 2026 guidance
99.2	Press Release of Fluence Energy, Inc., dated September 16, 2026, announcing appointment of Executive Vice President and Chief Operating Officer
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: September 16, 2026	By:	/s/ Ahmed Pasha
Ahmed Pasha
Senior Vice President and Chief Financial Officer